Lucas Energy, Inc. 8-K

Exhibit 10.2

OWNERSHIP INTEREST PLEDGE AGREEMENT

This Ownership Interest Pledge Agreement (the “Agreement”) entered into as of August 15, 2016, by and between LUCAS ENERGY, INC., a Nevada corporation (“LEI”), in favor of LOUISE H. ROGERS (“Rogers”), as follows:

I.

Consideration and Terms of Agreement

CATI Operating, LLC, a Texas limited liability company (“CATI”), is wholly-owned by LEI. CATI has executed a Promissory Note dated August 15, 2016, in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the “Note”) in favor of Rogers, and has, as assignee of LEI, entered into the August 2013 Security Agreement dated August 13, 2013 (the “Security Agreement”), with Rogers to secure the Note. The Security Agreement is incorporated by reference into this Agreement for all purposes. To induce Rogers to make this loan to CATI and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, LEI and Rogers agree as follows:

A.

Pledge.

As a part of the security for the prompt and complete payment and performance of the obligations of CATI under the Note and the obligations of CATI and LEI under this Agreement (the “Liabilities”), LEI and Rogers agree that the following ownership interest shall serve as security for this Note (also listed in Exhibit A to this Agreement):

LEI’s 100% ownership interest in CATI, which is an uncertificated ownership interest.

LEI represents and warrants that it owns 100% of CATI, and that there are no other owners or persons or entities with options, beneficial rights, or the right to become an owner of CATI. LEI represents and warrants that its ownership interest in CATI is not represented by a certificate. LEI’s ownership interest shall be presented to Rogers in the form of a Ownership Interest Power authorizing and empowering Rogers to take control of the entity in the even of a Default as defined in the Security Agreement, and are included in the definition of the term “Powers” set forth above. The ownership interest and Powers are collectively referred to in this Agreement as the “Collateral.” LEI appoints Rogers as its attorney-in-fact to arrange, at Rogers’s option, for the transfer upon or at any time after the existence or occurrence of an Event of Default of the Collateral on the books of the respective entities to the name of Rogers or to the name of Rogers’s nominee. For purposes of this Agreement, “Default” and “Event of Default” shall have the same meaning, and that meaning is as those terms are defined in the Security Agreement. Any and all events that would constitute “Default” under the Security Agreement shall constitute “Default” or an “Event of Default” under this Agreement.

B.

Voting Rights.

During the term of this Agreement, and so long as no Event of Default occurs or exists, LEI shall have the right to vote its respective ownership interests.

Ownership Interest Pledge Agreement Rogers - LEI/August 15, 2016	Page 1 of 7

Upon the existence or occurrence of an Event of Default, Rogers shall then, at her option, be entitled to exercise all voting powers pertaining to the Collateral.

C.

Representations of LEI.

LEI warrants, represents, and agrees that:

1.

it has full power and authority to enter into this Agreement;

2.

it has the right to vote, pledge, and grant a security interest in or otherwise transfer the Collateral free of any liens, claims, and encumbrances, and all necessary board authority has been obtained and granted;

3.

there are no liens, claims, or encumbrances upon the Collateral except as created under this Agreement; and

4.

the Powers are duly executed and give the legal holder of the Powers the authority they purport to confer.

D.

Limitations on Liens and Dispositions.  LEI agrees that it will not create, permit, or suffer to exist, and it will defend the Collateral against and take all other action that is necessary to remove, any lien, encumbrance, charge, or right (a “Lien”) on or against the Collateral and will defend the right, title, and interest of Rogers in and to any of its rights, title, and interest in and to the Collateral against the claims and demands of all other persons. LEI will not sell, assign, exchange, grant a security interest in, transfer, encumber, or otherwise dispose of, any of the Collateral, or attempt or contract to do so.

E.

Power of Attorney.  LEI irrevocably constitutes and appoints Rogers its true and lawful attorney-in-fact, with full power of substitution for it and in LEI’s name, place, and stead, to ask, demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all sums or properties that may be or become due, payable, or distributable on or regarding the Collateral or that constitute a part of the Collateral; with full power to settle, adjust, or compromise any claim regarding the Collateral as fully as LEI could itself do; and to endorse or sign the name of LEI on all commercial paper given in payment or in partial payment of the Note and on all documents of satisfaction, discharge, or receipt required or requested in connection with payment or partial payment of the Note; and in her discretion, to file any claim or take any other action or proceeding, either in her own name or in the name of LEI, or otherwise, that Rogers may deem necessary or appropriate to collect or otherwise realize upon any and all of the Collateral, or effect a transfer of the Collateral, or which may be necessary or appropriate to protect and preserve the right, title, or interest of Rogers in and to the Collateral and the security intended to be afforded by this Agreement. Rogers shall not exercise her rights under this Paragraph unless and until there exists an Event of Default.

F.

Consent.  LEI consents that from time-to-time before or after the occurrence or existence of an Event of Default, with or without notice to or assent from LEI, any other security at any time held by or available to Rogers for any of the Liabilities or any security at any time held by or available to Rogers for any obligation of any other person, firm, or corporation secondarily or otherwise liable for any of the Liabilities, may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, or released, in whole or in part, as Rogers may see fit, and LEI shall remain bound under this Agreement despite the change, alteration, renewal, extension, continuance, surrender, compromise, waiver, release, or inaction, extension of further credit, or other dealing.

Ownership Interest Pledge Agreement Rogers - LEI/August 15, 2016	Page 2 of 7

G.

Remedies.

1.

Upon the occurrence or existence of an Event of Default, Rogers may, in her sole discretion, without notice except as specified below, sell or cause the Collateral to be sold, at the price Rogers deems best, for cash and the purchaser of any or all of the Collateral sold by Rogers shall subsequently hold the Collateral, absolutely free from any claim, encumbrance, or right of any kind whatsoever, subject to the restrictions on the transfer of the stock or ownership interest. Upon request of Rogers, LEI shall provide advice and assistance in the sale of the Collateral. LEI expressly waives all of its rights of redemption from any sale or other disposition of the Collateral. LEI will pay to Rogers all expenses, including but not limited to all actual attorney’s fees, court costs, and expenses incurred as a result of, or incident to, the enforcement of any provisions of this Agreement. Neither Rogers nor any party acting as her attorney shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. Rogers agrees to return to LEI any proceeds of the sale of the Collateral that exceed the then-outstanding balance of the Liabilities and the expenses described above. LEI shall be liable for any deficiency following the sale of the Collateral.

2.

Rogers will give LEI reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies, or other financial institution disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Notwithstanding any provisions to the contrary contained in this Agreement, any requirements of reasonable notice shall be met if the notice is received by LEI as provided at least five days before the time of the sale or disposition.

3.

In view of the fact that federal and state security laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, LEI agrees that, upon the occurrence or existence of an Event of Default, Rogers may attempt to sell all or any part of the Collateral by means of a private placement restricting the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Rogers may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Rogers, in its reasonable judgment, to be respectable parties who might be interested in purchasing the Collateral. If Rogers solicits offers from not less than two investors, then the acceptance by Rogers of the highest offer obtained from the investors shall be deemed to be a commercially reasonable method of disposition of the Collateral.

Ownership Interest Pledge Agreement Rogers - LEI/August 15, 2016	Page 3 of 7

H.

Waivers and Consents.  Upon the occurrence or existence of an Event of Default, Rogers may enforce this Agreement independently of any other remedy or security Rogers may have or hold in connection with the Liabilities, and it shall not be necessary for Rogers to marshal assets in favor of LEI or any other person or entity or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Rogers may file a separate action against LEI, whether brought or prosecuted with respect to any other security or against any other person or entity, or whether any other person or entity is joined in the action or actions. LEI agrees that Rogers, or any affiliate of Rogers, and LEI, and any affiliate of LEI, may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or subsequently existing between any of them, in any manner whatsoever, all without in any way altering or affecting the Liens created or granted in this Agreement. Rogers’s rights under this Agreement shall be required to be restored or returned by Rogers (whether as a “voidable preference,” “fraudulent conveyance,” or otherwise) upon the bankruptcy, insolvency, or reorganization of LEI, or otherwise. The Lien created or granted in this Agreement and the enforceability of this Agreement shall at all times remain effective to secure the full amount of all the Liabilities even though the Liabilities, including any part of them or any other security or guaranty for them, may be or may in the future become invalid or otherwise unenforceable against LEI.

I.

Understanding with Respect to Waivers and Consents.  LEI warrants and agrees that each of the waivers and consents set forth in this Agreement are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights that LEI may otherwise have against Rogers or others or against the Collateral, and that, under the circumstances, the waivers and consents given in this Agreement are reasonable and not contrary to public policy or law.

J.

Term.  This Agreement shall remain in full force and effect until (a) all the Liabilities have been paid in full and satisfied, or (b) upon the mutual agreement of Rogers and LEI upon replacement of the collateral on terms that are acceptable to Rogers and LEI, whichever occurs first. This Agreement shall remain in full force and effect and continue to be effective if any petition is filed by or against LEI for liquidation or reorganization, if LEI becomes insolvent or makes an assignment for the benefit of creditors, or if a receiver is appointed for all or any significant part of LEI’s assets, or if LEI files for bankruptcy. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment of the Liabilities, or any part of the Liabilities, pursuant to applicable law, is rescinded or reduced or must otherwise be restored or returned by any obligee of the Liabilities, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though the payment or performance had not been made. In the event that any payment, or any part of a payment, is rescinded, reduced, restored, or returned, the Liabilities shall be reinstated and deemed reduced only by the amount actually paid less any amount rescinded, reduced, restored, or returned. Upon the full and final satisfaction of all of the Obligations (as defined in the Security Agreement) and in the absence of a Default, as determined by Rogers, this Agreement and all stock powers given by LEI to Rogers shall terminate and shall be declared null and void as of the date all of the Obligations are fully and finally satisfied. At that time, Rogers shall release her lien on the Collateral and shall deliver to LEI, at its expense, the Collateral remaining in her possession that has not been sold or otherwise applied pursuant to this Agreement. Rogers shall also provide any other termination statements reasonably required by LEI, also at its expense.

Ownership Interest Pledge Agreement Rogers - LEI/August 15, 2016	Page 4 of 7

K.

Terms.  The singular shall include the plural and vice versa and any gender shall include any other gender as the text indicates.

L.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of LEI, Rogers, and their respective successors and assigns. LEI’s successors and assigns shall include, without limitation, a receiver of or for LEI. Without limiting the generality of the above provision, Rogers may assign or otherwise transfer her rights to receive payment or performance of the Liabilities (or any part of them) to any other person or entity, and the other person or entity shall then become vested with all of the rights granted to Rogers in this Agreement or otherwise.

M.

Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Texas.

N.

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but, if any provision of this Agreement is held to be prohibited by or invalid under applicable law, that provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Agreement.

O.

Notices.  Any and all notices or communications related in any way to this Agreement may be given by certified mail with return receipt requested, by receipted courier, by overnight delivery service, or by hand delivery and sent to the persons at the addresses set forth for each Party below, or they may be given by facsimile transmission or by e-mail transmission if the intended recipient has affirmatively stated that notice may be delivered by facsimile or e-mail and the intended recipient has provided a valid facsimile number and/or e-mail address. Any notice delivered by facsimile or e-mail sent or for which a return receipt is received at any time before 5:00 p.m. on a business day shall be deemed to be delivered on that date. Any facsimile or e-mail notice not received by 5:00 p.m. on a business day shall be deemed to be received on the first following business day.

Ownership Interest Pledge Agreement Rogers - LEI/August 15, 2016	Page 5 of 7

Notices to LEI:

Anthony Schnur, Chief Executive Officer

LUCAS ENERGY, INC.

450 Gears Road, Suite 780

Houston, Texas 77067

E-mail:   TSchnurr@LucasEnergy.com

Notice may be delivered by facsimile or
e-mail with proof of receipt.

Notices to Rogers:

Louise H, Rogers

c/o Sharon E. Conway

Attorney at Law

2441 High Timbers, Suite 410

The Woodlands, Texas 77380-1052

Facsimile number: (281) 754-4685

E-mail address: SConway@SConwayLaw.com

Notice may be delivered by facsimile or
e-mail with proof of receipt.

Any of the above contact information or designated representatives for the purpose of notice may be changed by a Party or an authorized representative of a Party providing written notice in the manner set forth above to the other Party, and the new contact information or representative will then become effective. For all purposes under this Agreement, any notice given by Ms. Conway (or other any other legal counsel designated by Rogers) on behalf of Rogers shall constitute notice by Rogers.

P.

Section Headings.  The section headings in this Agreement are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions contained in this Agreement.

Q.

Miscellaneous.  No failure or delay on the part of Rogers in the exercise of any power or right, and no course of dealing between LEI and Rogers shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude any further or other exercise of that power or right or the exercise of any other power or right. The remedies provided for in this Agreement are cumulative and not exclusive of any remedies that may be available to Rogers at law or in equity. Any waiver of any provision of this Agreement, and any consent to any departure by LEI from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which the waiver or consent was given.

Ownership Interest Pledge Agreement Rogers - LEI/August 15, 2016	Page 6 of 7

LEI has executed and delivered this Pledge Agreement as of August 15, 2016

Pledgors:

LUCAS ENERGY, INC.

By:	/s/ Anthony Schnur
ANTHONY SCHNUR, Chief Executive Officer

Date of Signature:        August 25, 2016

Approved and accepted this the_________day of August, 2016:

/s/ Louise H. Rogers
LOUISE H. ROGERS, as her separate property

Ownership Interest Pledge Agreement Rogers - LEI/August 15, 2016	Page 7 of 7

EXHIBIT A

		Certificate	Percent
Company Name	Owner Name	Number	Ownership

CATI Operating, LLC	Lucas Energy, Inc.	n/a	100%